EXHIBIT 99.1

Meridian Provides Operations Update

HOUSTON, May 8, 2007 (PRIME NEWSWIRE) -- The Meridian Resource Corporation (NYSE:TMR) today reported its current status on the momentum of its business plan designed for growth in reserves and production based on a balanced portfolio of high potential and longer-lived reserves.

The Company reports that it is on track and aggressively pursuing its drilling and other growth activities whereby it has set targeted spending of $127 million during 2007. As an integral part of these efforts, the Company has created a balanced portfolio of projects that it believes will reduce its risk profile, thereby improve success, and maintain its exposure to its historical high returns of and on capital deployed while at the same time develop longer lived reserves.

In furtherance of its plan, the Company has established four major regions of focus for its capital budget and growth. The major regions are set below together with planned expenditures, projected wells and net reserve exposure.

                                       %
                   Wells     Wells   Drill      Net(b)        Unit(c)
                  Drilled     for    & Comp    Reserve     Development
 Region           To Date(a)  2007   Budget    Exposure       Cost
 ---------------------------------------------------------------------
 East Texas            3       7      37%     15.6 Bcfe       $2.48
 Texas Gulf
  Coast
  & Offshore           2       4      17%     15.9 Bcfe       $1.60

 Mid-Continent         5      14      14%      6.8 Bcfe       $2.52
 South Louisiana
   & Offshore          3       7      29%     23.1 Bcfe       $1.54

 West Texas            -       2       3%      3.6 Bcfe       $1.06
 ---------------------------------------------------------------------
                      13      34     100%     65.0 Bcfe       $1.85

 (a) drilled, completed, or being evaluated,

 (b) net unrisked,

 (c) unit development cost represents dry hole, completion and facility cost

East Texas Area

In 2006, Meridian moved East Texas activities from planning to production and development. This play has become a primary area of focus for the Company's 2007 budget. Based on analogues in the nearby fields and the success by comparison of the first well Meridian completed in the Austin Chalk, the BSM No.1 well, the Company has accelerated its holdings to over 33,000 acres and executed joint ventures for the development of the play over the course of the next 3-5 years. Accordingly, Meridian has committed 37% of its capital budget to generate and participate in the drilling of at least 7 wells during 2007.

The first well (BSM No.1) was completed during October 2006 and tested at initial rates of 27 Mmcfe/d and 1,300 BOPD.

Currently, the Company has three active rigs operating in the East Texas Austin Chalk play -- one well scheduled to be tested within the next 10 to 15 days, and one well recently spud and another beginning the lateral drilling.

The Katherine Leary No.1 well recently reached total depth of its second horizontal lateral. The first lateral extends approximately 5,300 feet in length with the second extending approximately 5,600 feet for a total wellbore exposure in the Austin Chalk of 10,900 feet. The well is currently being completed and will be tested once the drilling rig has been removed from the surface location. Barring any unforeseen delays, this operation will take place in the next 10 to 15 days.

A rig was moved on location at the Blackstone Minerals No. 2 well (BSM) to drill a single lateral in the Austin Chalk formation. Since the drilling of the vertical section during 2006, this well was previously completed as a Woodbine producer but reserves did not prove to be economic. A window was cut into the wellbore at approximately 13,100 feet to begin the lateral. The horizontal lateral will extend to approximately 6,100 feet.

A second new rig was moved onto its location at the BSM No. 4 location. This well is designed to drill vertically to approximately 13,000 feet before turning horizontal for another single lateral test of approximately 5,000 feet in the Austin Chalk formation. The well is currently drilling at approximately 2,500 feet.

The Company is testing the drilling of single lateral wells versus dual lateral wells to determine the best methods to develop the field, improve drilling time, improve ultimate recoveries of reserves and fully develop the play in a timely manner at less initial cost. Lease acreage and unitization do play in the locations and decisions where this concept, if successful, can be applied.

The Company and its joint venture partners currently hold approximately 33,000 gross acres in the play. The Company is aggressively working to increase its position in this very competitive area and is in the final stages of finalizing title and documentation of an additional 20,000 plus gross acres. With the additional acreage, the number of possible locations increases in general terms to approximately 50, thereby providing the Company with enough drilling inventory for the next several years. The Company anticipates that two rigs will remain in the East Texas area to develop the play for the foreseeable future. Meridian is the operator of the field on behalf of its joint venture partners and will generally hold between 37 and 75% WI.

Texas Gulf Coast and Offshore

In August of 2006, the Company purchased all of the Texas Gulf Coast assets of Vintage Petroleum LLC. Meridian paid approximately $21 million in cash and stock. While a portion of the assets were comprised of producing properties, a primary reason for the acquisition was the near and long term upside of exploitation and exploration assets identified on the 3-D seismic data over the properties.

For 2007, the Company has scheduled 4 wells in the Nueces Bay project area. To date, it has participated as a non-operating working interest partner (23% WI) in three wells. Two wells have been completed and placed on production, and one is currently under evaluation and testing. In addition, the Company has drilled one scheduled well in Nueces Bay and is currently conducting testing operations for completion of that well.

The outside operated ST 976 No.1 well on the East White Point prospect located in the Nueces Bay project area was fracture stimulated in one of several deep Frio sands. The well was tested at a gross daily flow rate of approximately 3.2 million cubic feet of gas per day and 340 barrels of condensate. As previously announced, this well was drilled to a depth of approximately 13,800 feet measured depth ("MD") and had apparent gas pay in five Frio sand intervals. Meridian owns approximately 23% working interest in this well. The company operating this well has proposed the drilling of two additional wells in the area.

The ST 786 No.12 well on the Indian Point prospect located in the Nueces Bay project area was fracture stimulated in one of two deep Anderson sand sections of the lower Frio formation. The results of the fracture stimulation were less than expected, therefore the Company will move up the hole to test and fracture stimulate the upper portion of the Anderson (Frio) sand. This well was drilled to a depth of approximately 15,150 feet MD and had apparent gas pay in six Frio sand intervals. Depending on the results of this well, the Company anticipates one additional well for this area in 2007 and could have an additional three to four prospective locations offset to the well. The Company owns approximately 49% working interest in this well and is the operator.

The High Island 29 prospect is located in the shallow waters of the Gulf of Mexico near the Company's High Island 55 production platform. The primary objective of this well is the Upper Miocene formation at a depth of approximately 8,000 feet. The gross unrisked reserve potential for this prospect is approximately 10-15 Bcfe. Recently, the Company was the successful bidder in the state lease sale on 720 additional acres needed to secure the prospect. The Company has a target time frame of the second half of the year to spud the well.

The Brazos 388-S prospect is also located in the shallow waters of the Gulf of Mexico. The primary objective of the well is the Siph-D sand formation at a depth of approximately 13,000 feet. The gross unrisked reserve potential for this prospect is approximately 50 to 150 Bcfe. The Company currently holds a 100% working interest in the prospect and has a targeted drilling time frame for the second half of the year to spud the well.

Mid-Continent

As part of the Company's plan to diversify its asset portfolio, the Company acquired acreage (approximately 22,000 acres) offsetting a producing field in the Mid-Continent region of north central Oklahoma. Since acquiring its position to exploit this Hunton/Woodford de-watering play, the Company has drilled four wells including one saltwater disposal well.

Currently, of the three gas wells drilled to date, two wells are completed and have begun the de-watering process with gas and water production, with completion efforts on one well anticipated within the next 7-10 days.

As previously announced, the Company completed the drilling of its first two gas wells, the Enterprise No. 7-1 and the Constellation No. 8-1. They were completed in the Hunton formation at a depth of approximately 7,500 feet. As expected, initial production from the two wells is primarily water with small amounts of natural gas which is expected to gradually increase to commercial quantities of natural gas with less water over the coming months. Additionally, in the same play, the Company drilled and completed the Constellation No. 8-2 as a horizontal Mississippian test which is being prepared for a fracture treatment and test this week.

The Company, which operates the field and owns approximately 80% working interest. The targeted potential reserves for this play are approximately 30 to 40 Bcfe, gross unrisked. This play is on the Company's list of primary focus areas for growth and an area that it has plans to drill a minimum of 14 wells here during 2007.

South Louisiana and Offshore

This mainstay focus area of the Company holds significant potential for increased reserves and production during 2007. South Louisiana remains a core area for Meridian where the Company has built a large knowledge and information base that it believes holds significant value for the development of future projects. Although the Company is expanding beyond our traditional footprint of South Louisiana, it has not pulled out of this area, and continues to generate and participate in opportunities that target larger reserves.

Currently, in offshore Louisiana, the Company is negotiating for a rig to move onto its West Cameron 332 block location which is expected to happen in the next few weeks. The targeted formation is the Upper Miocene sand at a depth of approximately 13,800 feet. The gross unrisked reserve potential for this prospect is approximately 15 to 30 Bcfe. Meridian owns 17% working interest before casing point and 37% working interest after casing point and will be the operator.

The previously announced E. W. Brown No. 1 well was completed and tested in the Hackberry formation. The electric logs indicated approximately 32 gross feet of apparent pay in the targeted sands. The well was tested at a gross daily flow rate of approximately 3.6 million cubic feet of gas per day and 240 barrels of condensate. However, characteristics of the well test raised questions regarding the economics of a completion relative to the potential size of the reservoir. The Company is considering a fracture stimulation to test this well's limits of recovery and is currently evaluating the future utility of the well relative to the costs of completing the construction of production facilities and pipeline.

Deep Archtop

The Company is continuing to develop its Deep Archtop prospect for drilling. It recently increased its current leasehold position to approximately 5,000 acres on the prospect by being the successful unopposed bidder in a recent State of Louisiana lease sale.

The project is designed to test a Jurassic Cotton Valley four-way closure in the Biloxi Marshlands area of St. Bernard Parish Louisiana. This 30,000-foot prospect has over 14,400 acres of closure, imaged by 3-D seismic and offers reserve potential of up to 5-7 trillion cubic feet of gas. The Company will spend the coming year in pre-drill work, followed by 300-plus days to drill the well which is estimated to cost $60 million. The shallow marshlands water location provides the potential for significant savings in drilling the test well and post development infrastructure. Similarly sized offshore projects typically cost much more and require longer periods of time to construct the necessary pipelines and production facilities. Meridian owns production facilities and pipelines in the immediate area. Meridian intends to retain and pay its share of approximately 20% working interest to the casing point in this well.

The spud date for the well is difficult to predict at this time as there are numerous variables that can affect the timing of the well. However, the Company has set a target date of mid-year 2008.

Unconventional Resource Plays

The Company's push for diversity and growth continue to develop in the Delaware Basin, Illinois Basin and Palo Duro Basin.

In the Delaware Basin, the Company and its joint venture partner are currently evaluating drilling locations. The group owns approximately 85,000 acres in the area and anticipates that it will drill a minimum of two wells during 2007.

In the New Albany Shale Play in the Illinois Basin, the Company continues to acquire leases and currently owns an approximate 30,000-acre lease position. Drilling plans for the initial wells in the area are being evaluated. The Company's working interest in the play is 92% with Meridian as operator.

In the Palo Duro Basin Play, the Company owns approximately 35,000 gross acres. Several operators in the basin are in various stages of testing optimal drilling and completion techniques for wells in the area. An operator has recently reported drilling and completing a successful well that is immediately adjacent to a portion of the Company's acreage. The Company is currently evaluating the development of the basin and its plans for the play.

Re-cap of Data

Below is a re-capitulation of the operations affecting production discussed in this press release:

 * Leary No. 1 well about to be tested
 * BSM No. 2 well, drilling single horizontal lateral
 * BSM No. 4 well -- drilling single horizontal lateral
 * Negotiating for an additional 20,000 gross acres in East Texas area
 * ST 976 No. 1 well, post frac test of 3.2 Mmcfe/d and 340 Bbls condensate
 * ST 786 No. 12 well, first post frac results lacking, moving to upper part of sand
 * Gearing up for High Island 29 and Brazos 388 prospects
 * Enterprise No. 7-1 well completed in the Hunton, de-watering well
 * Constellation No. 8-1 well completed in the Hunton, dewatering well
 * Constellation No. 8-2, completing in the Mississippian
 * In Oklahoma, increased acreage position to about 22,000 gross acres
 * West Cam 332 - negotiating for a rig to move in within next month
 * Brown No. 1 well, completed and tested, evaluating
 * Archtop prospect being readied for drilling in 2008 with state acreage position complete
 * Unconventional plays continue to develop

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential project and wells for exploration and development. Meridian is headquartered in Houston, Texas, and has offices in Tulsa, Oklahoma as well as a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."

Safe Harbor Statement and Disclaimer

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2006.

CONTACT:  The Meridian Resource Corporation
          Lance L. Weaver
          (281) 597-7125
          lweaver@tmrx.com
          www.tmrc.com